UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2010

SHELTER PROPERTIES V LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

South Carolina	0-11574	57-0721855
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Shelter Properties V Limited Partnership, a South Carolina limited partnership (the “Registrant”), owns a 99.99% interest in New Shelter V Limited Partnership, a Delaware limited partnership (the “Partnership” or “Seller”), which owns Tar River Estates Apartments (“Tar River”), a 220-unit apartment complex located in Greenville, North Carolina.  On February 9, 2010 (the “Effective Date”), the Partnership and one other partnership (together the “Selling Partnerships” or “Sellers”) that together own two apartment complexes containing an aggregate of 366 units entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Goldoller Greenville, I, LLC, a Delaware limited liability company (the “Purchaser”), to sell the two apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Partnerships to the Purchaser for a total sales price of $12,000,000, of which $7,000,000 will be allocated to Tar River.  The other Selling Partnership is affiliated with the Corporate General Partner of the Registrant.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $12,000,000, of which $7,000,000 will be allocated to Tar River, subject to certain prorations and adjustments at the closing. Within one business day following the Effective Date, the Purchaser agreed to deliver to the escrow agent a deposit of $500,000, of which $291,667 is allocated to Tar River. If the Purchaser fails to notify the Selling Partnerships in writing of its intent to terminate the contract prior to the end of the feasibility period, the deposit will become non-refundable. At closing, subject to the Purchaser’s ability to assume the outstanding mortgage loans currently encumbering the Properties, the Purchaser will receive a credit against the purchase price in the amount of the mortgage loans.

CLOSING.  The parties agreed that the Purchaser would assume the mortgage loans on the Properties at closing. The Purchaser has until April 12, 2010 to obtain approval from the existing lender to assume the Properties’ mortgage loans.  If the Purchaser notifies the Sellers on or before April 12, 2010 that loan assumption approval was not obtained and the Purchaser used its best efforts to obtain the loan assumption approval, the Purchaser will have the right to terminate the Purchase Agreement. The Purchaser has the right to extend the loan assumption approval due date to April 26, 2010 by delivering a written notice to the Sellers and an additional deposit of $25,000 to the escrow agent prior to April 12, 2010. The Purchaser has the right to further extend the loan assumption approval due date to May 10, 2010 by delivering a written notice to the Sellers and an additional deposit of $25,000 to the escrow agent prior to April 26, 2010. Each additional deposit will be allocated to each Property based on its allocated share of the purchase price. The expected closing date of the transaction is April 26, 2010. If the Purchaser exercises its right to extend the loan assumption approval due date to April 26, 2010, the closing date will automatically be extended to May 10, 2010.  If the Purchaser exercises its right to extend the loan assumption approval due date to May 10, 2010, the closing date will automatically be extended to May 25, 2010.  The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  Each Seller agreed to pay, with respect to its Property, any transfer taxes, the cost of recording any instruments required to discharge any liens or encumbrances against its Property, and one-half of the customary closing costs of the escrow agent. The Purchaser agreed to pay any premiums or fees related to the title policy, stamp taxes and fees associated with the loan assumptions and one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Sellers and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Tar River by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $500,000 will be borne by the Seller. The Sellers must maintain in full force and effect until the closing date all existing insurance coverage on the Property.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Sellers.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Sellers, and neither party will be obligated to proceed with the purchase and sale.  The Sellers expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Sellers, prior to the closing, default in their representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $100,000 in the aggregate for both Properties or (ii) subject to certain conditions, seeking specific performance of each of the Sellers’ obligation to deliver the deed for each Property pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10(ii)(n)   Purchase and Sale Contract between New Shelter V Limited Partnership, a Delaware limited partnership and Goldoller Greenville, I, LLC, a Delaware limited liability company, dated February 9, 2010. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provide to the Securities and Exchange Commission upon request.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES V LIMITED PARTNERSHIP

By:  Shelter Realty V Corporation

Corporate General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: February 16, 2010